UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2019

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227878	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California St.

Suite 4925

San Francisco, CA 94194

Phone: (415) 659-1564

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On April 15, 2019, the Board of Directors of Registrant approved the dismissal of Rose, Snyder & Jacobs LLP (“RSJ”) as the independent certifying accountant for the Registrant.  The Board of Directors of the Registrant dismissed RSJ that same day.  None of the reports of RSJ on the Registrant's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant’s audited financial statements for the year ended June 30, 2018 contained a going concern qualification in the Registrant's audited financial statements.

During the two most recent fiscal years and any subsequent interim period preceding RSJ’s dismissal, there were no disagreements with RSJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of RSJ concerning the subject matter of each of such disagreements would have caused them to make reference thereto in their report on the financial statements.

The Registrant provided a copy of the foregoing disclosures to RSJ prior to the date of the filing of this Current Report on Form 8-K and requested that RSJ furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this described herein.  A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On April 15, 2019, the Registrant’s Board of Directors approved the engagement of RBSM LLP (“RBSM”), as the Registrant's independent accountant effective immediately to audit the Registrant’s financial statements and to perform reviews of interim financial statements. During the fiscal years ended June 30, 2018 through the date of this report, neither the Registrant nor anyone acting on its behalf consulted with RBSM regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Registrant, or the type of audit opinion that might be rendered by RBSM on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement with RSJ or a reportable event with respect to RSJ.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	16.1	Letter from Rose, Snyder & Jacobs LLP to the Securities and Exchange Commission, dated April 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2019

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid

Matthew Reid

Principal Executive Officer